Exhibit 8.1

LIST OF SUBSIDIARIES (EXHIBIT)

ENTITY	JURISDICTION OF INCORPORATION	BUSINESS	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2021	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2020	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2019
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%	100.00%
VLIPCO S.A.S.(1)	Colombia	Technology services provider	94.77%	-	-
Renting Colombia S.A.S.	Colombia	Operating leasing	100.00%	100.00%	100.00%
Transportempo S.A.S.	Colombia	Transportation	100.00%	100.00%	100.00%
Inversiones CFNS S.A.S.	Colombia	Investments	99.94%	99.94%	99.94%
Pasarela Colombia S.A.S.	Colombia	Payment solutions	100.00%	100.00%	100.00%
Fondo de Capital Privado Fondo Inmobiliario Colombia(2)	Colombia	Real estate investment fund	49.96%	49.96%	49.96%
P.A. Inmuebles CEM(2)	Colombia	Mercantil trust	49.96%	49.96%	-
P.A. Calle 92 FIC-11(2)	Colombia	Mercantil trust	32.47%	32.47%	-
P.A. FIC Edificio Corfinsura(2)	Colombia	Mercantil trust	49.96%	49.96%	-
P.A. FIC-A5(2)	Colombia	Mercantil trust	49.96%	49.96%	-
P.A. FIC Inmuebles(2)	Colombia	Mercantil trust	49.96%	49.96%	-
P.A. FIC Clínica de Prado(2)	Colombia	Mercantil trust	38.49%	38.49%	-
P. A. FIC A6(2)	Colombia	Mercantil trust	49.96%	49.96%	-
P.A. Central Point(2)	Colombia	Mercantil trust	37.47%	37.47%	-
Fideicomiso Irrevocable de Garantía, Fuente de Pago y Administración Inmobiliaria Polaris(2)	Colombia	Mercantil trust	49.96%	49.96%	-
P.A. Fideicomiso Twins Bay(2)	Colombia	Mercantil trust	49.96%	49.96%	-
Fideicomiso Lote Av San Martín(2)	Colombia	Mercantil trust	49.96%	49.96%	-
P.A. Fideicomiso Lote 30(2)	Colombia	Mercantil trust	49.96%	49.96%	-
Fideicomiso Fondo Inmobiliario Bancolombia(3)	Colombia	Mercantil trust	17.54%	-	-
Valores Simesa S.A.(4)	Colombia	Investments	66.82%	67.11%	67.11%
Fideicomiso Lote Abelardo Castro(5)	Colombia	Mercantil trust	-	66.77%	66.77%
Fideicomiso Lote Distrito Vera B1B2(4)	Colombia	Mercantil trust	66.49%	66.77%	66.77%
Fideicomiso Lote Distrito Vera B3B4(4)	Colombia	Mercantil trust	66.49%	66.77%	66.77%
Bancolombia Panamá S.A.	Panama	Banking	100.00%	100.00%	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%	100.00%
Banagrícola S.A.	Panama	Investments	99.17%	99.17%	99.17%
Banistmo S.A.	Panama	Banking	100.00%	100.00%	100.00%
Banistmo Investment Corporation S.A.	Panama	Trust	100.00%	100.00%	100.00%
Financomer S.A.(6)	Panama	Financial services	0.00%	100.00%	100.00%
Leasing Banistmo S.A.	Panama	Leasing	100.00%	100.00%	100.00%
Valores Banistmo S.A.	Panama	Securities brokerage	100.00%	100.00%	100.00%
Banistmo Panamá Fondo de Inversión S.A.	Panama	Holding	100.00%	100.00%	100.00%
Suvalor Renta Fija Internacional Corto Plazo S.A.	Panama	Collective investment fund	100.00%	100.00%	100.00%

ENTITY	JURISDICTION OF INCORPORATION	BUSINESS	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2021	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2020	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2019
Suvalor Colombia(7)	Panama	Collective investment fund	100.00%	100.00%	100.00%
Banistmo Capital Markets Group Inc.(7)	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Anavi Investment Corporation S.A.(7)	Panama	Real estate	100.00%	100.00%	100.00%
Desarrollo de Oriente S.A.(7)	Panama	Real estate	100.00%	100.00%	100.00%
Steens Enterprises S.A.(7)	Panama	Portfolio holder	100.00%	100.00%	100.00%
Ordway Holdings S.A.(7)	Panama	Real estate broker	100.00%	100.00%	100.00%
Grupo Agromercantil Holding S.A.(8)	Panama	Holding	100.00%	100.00%	60.00%
Banco Agromercantil de Guatemala S.A.(8)	Guatemala	Banking	99.66%	99.59%	59.72%
Seguros Agromercantil de Guatemala S.A.(8)	Guatemala	Insurance agency	79.92%	79.90%	47.93%
Financiera Agromercantil S.A.(8)	Guatemala	Financial services	100.00%	100.00%	60.00%
Agrovalores S.A.(8)	Guatemala	Securities brokerage	100.00%	100.00%	60.00%
Arrendadora Agromercantil S.A.(8)	Guatemala	Operating Leasing	100.00%	100.00%	60.00%
Agencia de Seguros y Fianzas Agromercantil S.A.(8)(9)	Guatemala	Insurance company	100.00%	100.00%	60.00%
Asistencia y Ajustes S.A.(8)	Guatemala	Services	100.00%	100.00%	60.00%
Serproba S.A.(8)	Guatemala	Maintenance and remodelling services	100.00%	100.00%	60.00%
Servicios de Formalización S.A.(8)	Guatemala	Loans formalization	100.00%	100.00%	60.00%
Conserjeria, Mantenimiento y Mensajería S.A.(8)(9)	Guatemala	Maintenance services	100.00%	100.00%	60.00%
Mercom Bank Ltd.(8)(10)	Barbados	Banking	99.66%	99.59%	59.72%
New Alma Enterprises Ltd.(8)	Bahamas	Investments	99.66%	99.59%	59.72%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%	100.00%
Bancolombia Cayman S.A.(11)	Cayman Islands	Banking	100.00%	100.00%	100.00%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.36%	97.36%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.37%	97.37%	97.37%
Credibac S.A. de C.V.	El Salvador	Credit card services	97.36%	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Investments	98.89%	98.89%	98.89%
Gestora de Fondos de Inversión Banagricola S.A.	El Salvador	Administers investment funds	98.89%	98.89%	98.89%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.17%	99.17%	99.17%
Bancolombia Capital Holdings USA LLC(12)	United States	Holding	100.00%	-	-
Bancolombia Capital Adviser LLC(12)	United States	Investment advisor	100.00%	-	-
Bancolombia Capital LLC(12)	United States	Securities brokerage	100.00%	-	-
(1)	On November 30, 2021, Grupo Bancolombia acquired 91,791 common shares of VLIPCO S.A.S. for COP 9,474. The Grupo Bancolombia had 94.77% of the sharehold of the company. For further information see Consolidate financial statement, Note 8. Investments in associates and joint ventures and Note 9.3 Business combinations.
(2)	In 2020, the Bank consolidated certain equity securities that are controlled through its subsidiary Fondo de Capital Privado Fondo Inmobiliario Colombia, due to the control definition is met according to IFRS 10. This equity securities are considered as a business, because of its capacity to generate income.
(3)	Company consolidated by the Fondo de Capital Privado Fondo Inmobiliario Colombia since October 2021.
(4)	The decrease in the shareholding is due to the repurchase outstanding stock carried out by the subsidiary during 2021.
(5)	The trust rights were assigned in June 2021.
(6)	Merger between the Banistmo S.A. (absorbing entity) and Financomer S.A. (absorbed entity) in November 2021.
(7)	Investments in non-operational stage.
(8)	On September 29, 2020, Grupo Bancolombia acquired 40% of the shareholdings of Grupo Agromercantil Holding (GAH), a company that owns the financial conglomerate Agromercantil of Guatemala.

(9)	Companies in voluntary liquidation.
(10)	On September 30, 2021, Mercom Bank Ltd shareholder authorized the beginning of an organized and gradual process to transfer of the assets and liabilities of Mercom Bank, Ltd., to Banco Agromercantil de Guatemala, S. A. or other companies of Bancolombia Group. For further information see Consolidate financial statement, Note 1. Reporting Entity.
(11)	On October 5, 2020, the Board of Directors of Bancolombia Panamá (parent company of Bancolombia Cayman), authorized the decision to wind-down the business and operations of its subsidiary in Cayman. For further information see Consolidate financial statement, Note 1. Reporting entity.
(12)	Companies created by Valores Bancolombia S.A. Comisionista de Bolsa in October 2021. For further information see Consolidate financial statement, Note 1. Reporting Entity.